UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 25, 2025

National Research Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35929	47-0634000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1245 Q Street, Lincoln, Nebraska	68508
(Address of principal executive offices)	(Zip Code)

(402) 475-2525
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$.001 Par Value Common Stock	NRC	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2025, National Research Corporation, a Delaware corporation (the “Company”), the board of directors of the Company (the “Board”) appointed Shane Harrison as the Company’s Executive Vice President and Chief Financial Officer, effective on or about September 25, 2025 (the “Effective Date”). On the Effective Date, Mr. Harrison will become the Company’s principal financial officer and Michael D. Hays, the Company’s Chairman, will cease serving as the Company’s principal financial officer.

In connection with Mr. Harrison’s appointment as Executive Vice President and Chief Financial Officer, the Talent and Compensation Committee approved a compensation package for Mr. Harrison, including:

●	an annualized base salary of $400,000;
●
a cash signing bonus of $100,000, subject to return to the Company on a pro-rated basis in the event of Mr. Harrison’s termination prior to the first anniversary of the Effective Date, other than Mr. Harrison’s termination without cause or resignation with good reason;

●
a grant of 172,000 restricted shares of the Company’s common stock with the following terms: (i) subject to Mr. Harrison’s continued employment, 25% of the shares will vest 90 days after the Effective Date, 25% of the shares will vest on the first anniversary of the Effective Date, 25% of the shares will vest on the second anniversary of the Effective Date, and 25% of the shares will vest on the third anniversary of the Effective Date, (ii) all unvested shares will fully vest upon a “double trigger” of a change in control and termination without cause or resignation with good reason within 90 days prior to or one year after the change in control, and (iii) Mr. Harrison will hold at least 75% of the net vested shares (less any shares sold or withheld to fund taxes on vesting) until the value of the shares held is at least two times his annual base salary and he will continue to hold shares worth at least two times his annual base salary for the duration of his employment; and

●	in the event of Mr. Harrison’s termination without cause or resignation with good reason, he will be entitled to one year of continued payment of his then-current annual base salary.

There are no arrangements or understandings between Mr. Harrison and any other person pursuant to which Mr. Harrison was appointed as Executive Vice President and Chief Financial Officer. Mr. Harrison does not have any family relationship with any director or executive officer of the Company, or person nominated or chosen by the Company to become a director or executive officer, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The following is biographical information for Mr. Harrison:

Shane Harrison, 49, served as Senior Vice President – Corporate Finance and Investor Relations at PowerSchool, a leading K-12 education SaaS provider, since 2022. Prior to that, he served as Senior Vice President – Corporate Development for NAVEX Global, a risk and compliance-based SaaS business, from 2019 -2021, and in various positions, including Senior Vice President – Corporate Development and Investor Relations, Corporate Treasurer, and Interim CFO, for FLIR Systems, a publicly traded advanced imaging sensors business, from 2010-2019. He began his career with Deloitte and was an investment banker at Lehman Brothers, after earning his B.S. in Accounting from the University of Oregon and an MBA from the UCLA Anderson School of Management.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	National Research Corporation press release announcing the appointment of Shane Harrison as Chief Financial Officer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

The information in Items 5.02 and 9.01 of this report and the exhibit hereto may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995, as amended. Such statements are made based on the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results or events may differ from those anticipated by forward-looking statements. Please refer to the italicized paragraph at the end of the attached press release and various disclosures by the Company in its press releases, stockholder reports, and filings with the Securities and Exchange Commission for information concerning risks, uncertainties, and other factors that may affect future results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RESEARCH CORPORATION
(Registrant)

Date: August 28, 2025	By:	/s/ Trent S. Green
Trent S. Green
Chief Executive Officer